JONES SIMKINS
Certified Public Accountants
www.jones-simkins.com

Logan Office:
1011 West 400 North, Suite 100
Logan, UT 84323-0747
Phone: (435) 752-1510 • (877) 752-1510
Fax: (435) 752-4878

Salt Lake City Office:
560 South 300 East, Suite 250
Salt Lake City, UT 84111
Phone: (801) 561-6026
Fax: (801) 561-2023

November 15, 2018

Securities and Exchange Commission
100 F. Street
Washington, DC 20549-7561

Re: Utah Medical Products, Inc.
Commission File Number: 000-12575

Commissioners:

We have read the statements that Utah Medical Products, Inc. included under Item 4.01 of Form 8-K dated November 13, 2018 and agree with such statements as they pertain to our firm.

Sincerely,

Jones Simkins LLC

JONES SIMKINS LLC
Logan, Utah